CONTRIBUTION AND MANAGEMENT AGREEMENT

THIS CONTRIBUTION AND MANAGEMENT AGREEMENT (this “Agreement”) is entered into, as of the last date set forth on the signature pages below, by and between Dourave-Bullion Joint Venture, L.P., a Utah limited partnership (the “Partnership”); Dourave-Bullion, LLC, a Utah limited liability company that is the Partnership’s general partner; Dourave-Bullion Mineracao e Exploracao Mineral LTDA., a business entity organized under the laws of Brazil and the state of Para (the “Subsidiary”); Bullion Monarch Mining, Inc. a Utah corporation (“BMM”); Dourave Mineracao e Exploracao Mineral Ltda., a business entity organized under the laws of Brazil (“Dourave”).  In addition, this Agreement shall be binding on all those listed on the signature pages(s) to this Agreement.

RECITALS

WHEREAS, the parties desire to create and formalize the business structure and relationships generally described on the attached Exhibit A, which is made part hereof by this reference (the “Structure”).

WHEREAS, the parties desire to enter into this Agreement to govern the terms and conditions of the Structure.  Capitalized terms not otherwise described herein shall have the meanings given them in the Partnership’s Limited Partnership Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Contribution to the Partnership; Restriction Against Issuing New Shares in Subsidiary. Upon the execution of this Agreement, BMM hereby contributes its entire interest in the Subsidiary to the Partnership in exchange for a 33.33% interest in the Partnership.  Upon the execution of this Agreement, Dourave hereby contributes its entire interest in the Subsidiary to the Partnership in exchange for a 66.66% interest in the Partnership.  The Subsidiary, and all parties to this Agreement, hereby agree that the Subsidiary shall not issue any shares (regardless of class or preference) nor any equity interest to any person without the express written consent of the Partnership and the Partnership’s general partner.

2.

Management.  The Subsidiary shall be free to manage the Properties as it sees fit, subject to the following veto rights to be retained by the Partnership.  The Subsidiary shall not, nor shall any of its officers, directors, employees, or agents, take any of the following actions without the express written consent of the Partnership’s general partner:

(a)

Sell, transfer, pledge, assign, exchange, hypothecate, convey, or encumber the Properties.

(b)

Enter into a joint venture agreement, or any other type of agreement (whether written or verbal), with any other third party involving the Properties.

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(c)

Dissolve the Subsidiary, or cause a merger, acquisition, or reorganization of the Subsidiary.

(d)

Change the Subsidiary’s legal name

(e)

Sell, transfer, convey, deliver, or assign any stock or other equity interests (including convertible interests) in the Subsidiary to any person.

(f)

Pledge, hypothecate, or encumber any stock or equity interests in the Subsidiary.

(g)

The filing for bankruptcy by the Subsidiary or by any party described on Exhibit A.

(h)

The ceasing of exploration activities with respect to the Properties.

(i)

Any borrowing by the Subsidiary.

(j)

A change (of any kind) to the Subsidiary’s organizational documents.

(k)

A change (of any kind) to the underlying agreements with the prospectors associated with the Properties.

(l)

The confession of a judgment by the Subsidiary

(m)

The engaging in any litigation or threat of litigation involving the Properties.

(n)

Any expenditure or series of related expenditures that exceeds $250,000 USD.

(o)

Loaning money by the Subsidiary to any person or party, including related parties.

In addition, the Partnership shall have the right to inspect all books and records of the Subsidiary upon 15 business days’ written notice.  The Subsidiary shall provide the Partnership with quarterly financial statements and reports detailing the Subsidiary’s activities with respect to the Properties.  Such reports shall be of sufficient detail to allow the Partnership to reasonably ascertain the likelihood of success with respect to the Properties.

3.

Area of Interest.  This Agreement and the rights given to the Partnership hereunder shall apply to the Properties and to lands, mining claims, leases, water rights, contracts, and all other prospecting or mining rights (the “Mineral Rights”) within an area that extends out to 0.5 miles from the nearest boundary of the Properties (the “Area of Interest”).  In the event that any Mineral Rights are acquired by any party described on Exhibit A and which are located from the Area of Interest out to within 3.0 miles of the Area of Interest, the acquiring party shall be required to offer to sell to the Partnership those rights on the same terms and conditions upon which the acquiring party either acquired the Mineral Rights or upon which it may acquire such Mineral Rights.

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4.

Rights in and to the Properties Shall Permanently and Irrevocably Inure to the Benefit of the Partnership    The parties to this Agreement hereby acknowledge and agree that legal title to the Properties is retained by the original prospectors and land owners and that all rights of the parties in and to the Properties come by way of binding, legal contracts and agreements with the prospectors and/or land owners (the “Contract Rights”).  All parties to this Agreement, not including the Partnership, hereby represent and warrant to the Partnership that the Contract Rights are legal, valid, and binding, and no other party has superior rights to Properties or to the Contract Rights except for the original prospectors and the land partnerships.  All parties to this Agreement, not including the Partnership, hereby represent and warrant to Partnership that the Contract Rights give the Partnership the exclusive right to all Mineral Rights associated with the Properties.

Even though the parties’ rights to the Properties come by way of the Contract Rights, all parties to this Agreement hereby covenant and agree that they shall take all such actions as may be necessary to cause that all rights in and to the Properties flowing from the Contract Rights to permanently and irrevocably inure to the benefit of the Partnership in a percentage no less than 99.00%.  Under no circumstances may any party to this Agreement, in any way, transfer, amend, extend, change, sell, pledge, convey, deliver, alter, hypothecate, assign, or encumber any of the Contract Rights without the express written consent of the Partnership and the Partnership’s general partner.  All parties to this Agreement shall take all actions that are commercially reasonably to provide full and adequate notice to all interested third parties of the Partnership’s rights under this Section 4 of this Agreement.

5.

Miscellaneous.

(a)

Complete Agreement; Recitals.  This Agreement contains the complete understanding between the parties with respect to the subject matter hereof and may not be varied or terminated otherwise than in accordance with its terms, except by written agreement by both parties.  All previous agreements between the parties with respect to the subject matter hereof are hereby rescinded.  All recitals set forth at the beginning of this Agreement are incorporated into this Agreement by reference.

(b)

Governing Law; Attorneys Fees.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without reference to its conflict of laws rules.  In the event of a dispute, the substantially prevailing party shall be entitled to recover from the non-substantially prevailing party its reasonable attorneys’ fees, court costs, expert witness fees, deposition fees, and other litigation expenses, whether suit is actually filed and also in connection with any appeals.

(c)

Headings.  The headings for the sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

(d)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither party shall directly or indirectly transfer or assign any of respective rights hereunder in whole or in part without the prior written consent of the other party, and then solely to the extent set forth in such consent, and any such transfer or assignment without said consent shall be void,

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ab initio.  Subject to the immediately preceding sentence, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

(e)

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

(f)

Severability.  If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable; provided that in the event such term or provision is material to this Agreement, then this Agreement shall be null and void in all respects.

[signature pages to follow]

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SIGNATURE PAGE TO CONTRIBUTION AND MANAGEMENT AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Contribution and Restructuring Agreement as of the date first written above.

PARTNERSHIP: Date: 6/28/10

Dourave – Bullion Joint Venture, L.P., a Utah limited partnership

     By: Dourave – Bullion, LLC

     Its: General Partner

            By:  /s/R. Don Morris

            Name: R. Don Morris

            Title: Manager

Its: _____________________________________

SUBSIDIARY: Date: 29/6/10	Dourave-Bullion Mineracao E Exploracao Mineral LTDA., a business entity organized under the laws of Brazil and the state of Para By:/s/Ruari McKnight Name: Ruari McKnight Title: Director

BMM: Date: 6/28/10	Bullion Monarch Mining, Inc., a Utah corporation By:/s/R. Don Morris Name: R. Don Morris Title: President

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DOURAVE: Date: 29/6/10	Dourave Mineracao e Exploracao Mineral Ltda., a business entity organized under the laws of Brazil By:/s/Sergio Aquino Name: Sergio Aquino Title: Director / President

/s/Ruari McKnight

/s/ Sergio Aquino

Ruari McKnight, individually

Sergio Aquino, individually

Date:  29/6/10

Date: 29/6/10

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EXHIBIT A

TO

CONTRIBUTION AND OPERATIONS AGREEMENT

(Structure Chart)

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